UNDERWRITING AGREEMENT

                                     BETWEEN

              FIRST INVESTORS NEW YORK INSURED TAX FREE FUND, INC.

                                       AND

                           FIRST INVESTORS CORPORATION






      This AGREEMENT entered into the 17th day of March, 1994 and amended August 15, 2002, by and between FIRST INVESTORS NEW YORK INSURED TAX FREE FUND, INC., a Maryland corporation, with an office located at 95 Wall Street, New York, New York 10005 (the "Fund"), and FIRST INVESTORS CORPORATION, a New York corporation with its principal office located at 95 Wall Street, New York, New York 10005 (the "Underwriter").

      In consideration of the mutual covenants and agreements of the parties hereto, the parties mutually covenant and agree with each other as follows:

      1. APPOINTMENT. The Fund hereby appoints the Underwriter as agent of the Fund to effect the sale and public distribution of shares of each series and each class of common stock of the Fund as now exists or is hereafter established ("Shares"). This appointment is made by the Fund and accepted by the Underwriter upon the understanding that (a) upon the request of the Underwriter, the Fund will prepare, execute and file such applications for registration and qualification of the Shares as are required by federal and state law in such amounts as the Underwriter reasonably may determine, (b) the distribution of the Shares to the public be effected by the Underwriter or through various securities dealers, and (c) the distribution of the Shares to the public be effected by the Underwriter or through various securities dealers, and (c) the distribution of the Shares shall be done in such manner that the Fund shall be under no responsibility or liability to any person whatsoever on account of the acts and statements of any such person or their agents or employees. The Underwriter shall have the sole right to select the security dealers to whom the Shares will be offered by it and, subject to express provisions of this Agreement, the Articles of Incorporation, By-Laws and the Fund's then current Registration Statement, to determine the terms and prices in any contract for the sale of Shares to any dealer made by it as such agent for the Fund.

      2. UNDERWRITER AS EXCLUSIVE AGENT. The Underwriter shall be the exclusive agent for the Fund for the sale of the Shares and the Fund agrees that it will not sell any Shares to any person except to fill orders for the Shares received through the underwriter, provided, however, that the foregoing exclusive right shall not apply to: (a) Shares issued or sold in connection with the merger or consolidation of any other investment company with the Fund or the acquisition by purchase or otherwise of all or substantially all the outstanding shares of any such company by the Fund, (b) Shares which may be offered by the Fund to its shareholders for reinvestment of cash distributed from capital gains or net investment income of the Fund, or such gains or income paid in the form of Shares, or (c) Shares which may be issued to shareholders of other investment companies who exercise the exchange and/or cross-investment privileges set forth in the Fund's then current Registration Statement.

      3. SALES TO DEALERS. The Underwriter shall have the right to sell the Shares to dealers, as needed (making reasonable allowance for clerical errors and errors of transmission), but not more than the Shares needed to fill unconditional orders for Shares placed with the Underwriter by dealers. In every case the Fund shall receive the net asset value for the Shares sold, determined as provided in Paragraph 4 hereof. The Underwriter shall notify the Fund at the close of each business day of the number of Shares sold during each day.

      4. DETERMINATION OF NET ASSET VALUE. The net asset value of each series or class of shares shall be determined by the Fund or the Fund's custodian, or such officer or officers or other persons as the Board of Directors of the Fund may designate. The determinations shall be made once a day on each day that the New York Stock Exchange is open for a full business day and in accordance with the method set forth in the Fund's then current Registration Statement.

      5. PUBLIC OFFERING PRICE. The public offering price of each series or class of Shares shall be the net asset value per Share (as determined by the Fund) of the outstanding Shares of such series or class, plus any applicable sales charge as described in the Fund's then current Registration Statement. The Fund shall furnish (or arrange for another person to furnish) the Underwriter with quotations of public offering prices on each business day.

      6. REPURCHASE AND REDEMPTION OF SHARES.

      (a) The Fund appoints and designates the Underwriter as agent of the Fund, and the Underwriter accepts such appointments as such agent, to redeem or repurchase for retirement the Shares in accordance with the provisions of the Articles of Incorporation and By-Laws of the Fund.

      (b) In connection with such redemptions or repurchases the Fund authorizes and designates the Underwriter to take any action, to make any adjustments in net asset value (including the deduction of a contingent deferred sales charge, if applicable, as provided in Paragraph 8 hereof) and to make any arrangements for the payment of redemption or repurchase price authorized or permitted to be taken or made as set forth in the By-Laws and the Fund's then current Registration Statement.

      (c) The authority of the Underwriter under this Paragraph 6 may, with the consent of the Fund, be re-delegated in whole or in part to another person or firm.

      (d) To the extent permitted by law and applicable regulations, the authority granted in this Paragraph 6 may be suspended by the Fund at any time or from time to time until further notice to the Underwriter.

      7. ALLOCATION OF EXPENSES. The Underwriter (or one of its non-investment company affiliates) shall bear the cost of preparing and disseminating sales material or literature, as well as the costs of preparing and disseminating prospectuses, proxy material and shareholder reports used in connection with the sale of the Shares except, as discussed below, to the extent that such materials are being sent to existing shareholders or the Fund has agreed to bear the cost of such expenses under a Plan (as defined in Paragraph 8 hereof). The Fund shall bear all expenses related to communications with its existing shareholders, including the costs of preparing, printing and mailing prospectuses, statements of additional information, proxy materials and other materials sent to such shareholders.

      8. COMPENSATION. As compensation for providing services under this Agreement, the Underwriter shall retain the sales charge, if any (including a contingent deferred sales shares, if applicable), on purchase or, if applicable, on redemption of Shares as set forth in the Fund's then current Registration Statement. With regard to purchases, the Underwriter is authorized to collect the gross proceeds derived from the sale of the Shares, remit the net asset value thereof to the Fund upon receipt of the proceeds and retain the sales charge, if any. With regard to redemptions, the Underwriter is authorized to retain the contingent deferred sales charge, if any, imposed on the redemption of Shares as may be authorized by the Board of Directors and set forth in the Fund's then current Registration Statement. The Underwriter may reallow any or all of such sales charges to such dealers as it may from time to time determine.

Whether a sales charge shall be retained by the Underwriter shall be determined in accordance with the Fund's then current Registration Statement and applicable law. The Underwriter may also receive from the Fund a distribution and/or service fee at the rate and under the terms and conditions of any plan or plans of distribution (collectively and singularly, "Plan") as have been or may be adopted by the Fund, subject to any further limitations on such fee as the Board of Directors may impose.

      9. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective upon the date hereabove written, provided that, with respect to any series or class of Shares created after the date of this Agreement, this Agreement shall not take effect unless such action has first been approved by vote of a majority of the Board of Directors and by vote of a majority of those directors of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Plan or in any agreements related thereto (all such directors collectively being referred to herein as the "Independent Directors"), cast in person at a meeting called for the purpose of voting on such action.

      10. TERMINATION OF AGREEMENT. This Agreement shall continue in effect for a period of more than one year from its effective date only as long as such continuance is approved, at least annually, by the Board of Directors of the Fund, including a majority of the Independent Directors, voting in person at a meeting called for the purpose of voting on such approval. This Agreement may be terminated by either party hereto upon (30) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment by the Underwriter, as the term "assignment" is defined by the Investment Company Act of 1940, as amended ("1940 Act"), unless the Securities and Exchange Commission ("SEC") has issued an order exempting the Fund and the Underwriter from the provisions of the 1940 Act which would otherwise have effected the termination of this Agreement.

      11. AMENDMENTS. No amendment to the Agreement shall be executed or become effective unless its terms have been approved: (a) by a majority of the Directors of the Fund, or (b) by the vote of a majority of the outstanding voting securities of the Fund and, in either case, by a vote of a majority of the Independent Directors.

      12. LIMITATION OF LIABILITY. The Underwriter agrees to use its best efforts in effecting the sale and public distribution of the Shares through dealers and in performing its duties in redeeming and repurchasing the Shares, but nothing contained in this Agreement shall make the Underwriter or any of its officers, directors or shareholders liable for any loss sustained by the Fund or any of its officers, directors or shareholders, or by any other person on account of any act done or omitted to be done by the Underwriter under this Agreement, provided that nothing contained herein shall protect the Underwriter against any liability to the Fund of to any of its shareholders to which the Underwriter would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties as Underwriter or by reason of its reckless disregard of its obligations or duties as Underwriter under this Agreement. Nothing in this Agreement shall protect the Underwriter from any liabilities which it may have under the Securities Act of 1933, as amended ("1993 Act"), or the 1940 Act.

      13. DEFINITIONS. The terms "assignment," "interested person", and "Majority of the outstanding voting securities" shall have the meanings given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the SEC by any rule, regulation or order. Additionally, the term "Registration Statement" shall mean the registration statement most recently filed by the Fund with the SEC and effective under the 1940 Act and 1933 Act, as such Registration Statement is amended from time to time, and the terms "Prospectus" and "Statement of Additional Information" shall mean, respectively, the form of prospectus(es) and statement(s) of additional information with respect to the Fund filed by it as part of the Registration Statement.

      14. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

      15. SEVERABILITY. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

      16. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                              FIRST INVESTORS NEW YORK INSURED TAX
                              FREE FUND, INC.



                              BY:   /s/ Kathryn S. Head
                                    -------------------
                                    Kathryn S. Head
                                    President


ATTEST:


/s/ C. Durso
----------------
Concetta Durso
Secretary



                              FIRST INVESTORS CORPORATION



                              BY:  /s/ Robert M. Flanagan
                                   -------------------------
                                    Robert M. Flanagan
                                    President



ATTEST:


/s/ Carol Lerner Brown
----------------------
Carol R. Lerner Brown
Assistant Secretary